UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 1, 2017 (Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to Vote of Security Holders.

(a)On May 1, 2017, Potlatch Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders.

(b)The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in the Company’s Proxy Statement filed with the SEC on April 3, 2017.

(c)The certified results of the stockholder vote are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors to hold office until the 2020 annual Meeting of Stockholders or until the respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker non-votes
John S. Moody	31,611,688	244,586	113,245	4,769,323
Lawrence S. Peiros	31,588,744	268,039	112,736	4,769,323
Linda M. Breard	31,589,299	267,739	112,481	4,769,323

Proposal 2 – Ratification of the Appointment of KPMG, LLP as Independent Auditors for 2017

The stockholders ratified the appointment of KPMG, LLP as the Company’s independent auditors for 2017.

For	Against	Abstain
36,104,756	228,824	405,262

Proposal 3 – Approval by non-binding vote to approve executive compensation

The stockholders approved compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker non-votes
31,139,165	244,429	585,925	4,769,323

Proposal 4 – Approval by non-binding vote of the frequency of future advisory votes on executive compensation.

The stockholders voted to recommend a 1 year frequency of future advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain
26,738,934	95,342	4,658,818	476,425

(d)In accordance with the recommendation of the Board, the Company’s stockholders voted, on an advisory basis, in favor of holding future advisory votes to approve the Company’s named executive officer compensation every year. Based on the voting results, the company will include an advisory stockholder vote to approve the Company’s named executive officer compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of stockholder votes to approve the Company’s named executive officer compensation, which will occur no later than the Company’s annual meeting of stockholders in 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2017

POTLATCH CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

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